As filed with the Securities and Exchange Commission on November 16, 2001
                                            Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           FIRST BANKING CENTER, INC.
              (Exact name of registrant a specified in its charter)

         Wisconsin                                            39-1391327
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              400 Milwaukee Avenue
                                 Burlington, WI
                    (Address of principal executive offices)

                                                              53105
                                                            (Zip Code)
                            First Banking Center,Inc.
                            1994 Incentive Stock Plan
                            (Full title of the plan)
                              --------------------

                                Brantly Chappell
                              400 Milwaukee Avenue
                              Burlington, WI 53105
                     (Name and address of agent for service)

                                 (262) 763-3581
          (Telephone number, including area code of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
 Title of securities to be registered    Amount to be     Proposed maximum     Proposed maximum       Amount of
                                         registered (1)   offering price per       aggregate       registration fee
                                                              share (2)        offering price (2)        (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock...................            277,287               (2)
                                            shares                               $10,263,324         $2,566.00
====================================================================================================================

(1) This Registration Statement covers the aggregate number of shares which may be issued upon the exercise of options which have been granted and may be granted in the future under the terms of the First Banking Center, Inc. 1994 Incentive Stock Plan. Pursuant to Rule 416, this Registration Statement shall also be deemed to cover an indeterminate number of additional shares of common stock in the event the number of outstanding shares of First Banking Center, Inc. is increased by stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h), solely for the purpose of calculating the registration fee as follows: (a) the registration fee for the 122,164 shares not presently subject to options under the Plan was calculated by reference to the average of the bid and ask price on November 13, 2001, which was $41.50, for a total maximum offering price of $5,069,806; and (b) the registration fee for the 155,123 shares presently subject to options under the Plan was calculated by reference to the average exercise price which is $33.48 for a total maximum offering price of $5,193,518.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     * The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         First Banking Center, Inc., a Wisconsin corporation (the "Registrant"), hereby incorporates by reference into this registration statement (the "Registration Statement") the following:

         A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, dated March 12, 2001.

         B. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001.

         C.  The description of the Registrant's common stock set forth  in  the
             Registrant's registration statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

         D.  Proxy  Statement  dated   March 16,  2001  for  Annual  Meeting  of
             Shareholders of Registrant held on April 17, 2001.

     All documents subsequently filed by the Registrant pursuant to Section 13(a) and (c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred because he or she breached or failed to perform a duty owed to the Registrant incurred in a proceeding to which such person was a party because he or she was a director or officer of Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant, or a resolution of the Board of Directors, or adopted by a majority vote of the Registrant's shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.

     The Registrant's Articles of Incorporation contain no provisions in relation to the indemnification of directors and offices of the Registrant.

     Article IX of the Registrant's Bylaws ("Article IX") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article IX provides that the Registrant shall indemnify a director or officer of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal, to which the director or officer was a party because he or she is a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer of the Registrant against liability and expenses incurred by such person in a proceeding unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL. Article IX defines a director or officer as (i) an individual who is or was a director or officer of the Registrant; (ii) an individual who, while a director or officer of the Registrant, is or was serving pursuant to the Registrant's specific request as a director, officer, partner, trustee, member of any governing or decision making committee, employee, or agent of another corporation, partnership, joint venture, or other enterprise; and (iii) a person who while a director or officer, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Article IX indemnification extends to the estate or personal representative of a director or officer.

     Upon written request by a director or officer who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the Registrant with : (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article IX and (ii) a written undertaking to repay all amounts advanced to the extent that it is ultimately determined that indemnification under Article IX is not required. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director or officer against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article IX.

     The right of indemnification under Article IX may be amended by a vote of a majority of the shares present or represented at an annual or special shareholders meeting at which a quorum is present. Any reduction in the right to indemnification provided by Article IX would only be prospective from the date of the vote.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.     Exhibit

         3.1P            Articles of Incorporation, as amended, of First Banking
                         Center, Inc.

         3.2             Restated Bylaws of First Banking Center, Inc.

         3.3 First Banking Center, Inc. 1994 Incentive Stock Plan, as amended.

         3.4, 3.4(a)     Stock  Option Agreements for  use  with  First  Banking
                         Center, Inc. 1994 Incentive Stock Plan

         5.              Opinion of Davis & Kuelthau, s.c.

         23.1            Consent of Davis & Kuelthau, s.c. (contained in Exhibit
                         5)

         23.2            Consent of McGladrey & Pullen, LLP

         24              Powers of Attorney

Item 9.  Undertakings.

         A.  The undersigned Registrant hereby undertakes:

             1. To file,  during any period  in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%)change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

             2. That,  for the purposes of determining any liability  under  the
                Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             3. To  remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes:

         B. That,for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
             Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Insofar  as  indemnification  for  liabilities  arising  under  the
             Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is a gainst public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Wisconsin, on November 12, 2001.

                            FIRST BANKING CENTER, INC.


                            By: /s/ Brantly Chappell*
                                    Name: Brantly Chappell
                                    Title: President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on November 12, 2001.

Signature                                                     Title


 /s/ Brantly Chappell*                               President, Chief Executive
         Brantly Chappell                            Officer and a Director

 /s/ Melvin W. Wendt*                                Chairman of the Board of
         Melvin W. Wendt                             Directors

 /s/ John S. Smith*                                  Director
         John S. Smith

 /s/ Richard McKinney*                               Director
         Richard McKinney

 /s/ Keith Blumer*                                   Director
         Keith Blumer

 /s/ David Boilini*                                  Director
         David Boilini

 /s/ John M. Ernster*                                Director
         John M. Ernster

 /s/ Robert Fait*                                    Director
         Robert Fait

 /s/ Daniel T. Jabobson*                             Director
         Daniel T. Jacobson

 /s/ Thomas Laken, Jr.*                              Director
         Thomas Laken, Jr.

 /s/ Charles R. Wellington*                          Director
         Charles R. Wellington


     * Brantly Chappell hereby signs this Registration Statement on November 12, 2001, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.

                                  EXHIBIT INDEX

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT

         3.1P            Articles of Incorporation, as amended, of First Banking
                         Center, Inc.

         3.2             Restated Bylaws of First Banking Center, Inc.

         3.3 First Banking Center, Inc. 1994 Incentive Stock Plan, as amended.

         3.4, 3.4(a)     Stock  Option Agreements for  use  with  First  Banking
                         Center, Inc. 1994 Incentive Stock Plan

         5.              Opinion of Davis & Kuelthau, s.c.

         23.1            Consent of Davis & Kuelthau, s.c. (contained in Exhibit
                         5)

         23.2            Consent of McGladrey & Pullen, LLP

         24              Powers of Attorney

                                   EXHIBIT 3.1


                 ARTICLES OF INCORPORATION, AS AMENDED, OF FIRST
                              BANKING CENTER, INC.

(INSERT ARTICLES OF INCORPORATION, AS AMENDED, OF FIRST BANKING CENTER, INC.)

                                   EXHIBIT 3.2

                  RESTATED BYLAWS OF FIRST BANKING CENTER, INC.

                                    RESTATED
                                     BYLAWS

                                       OF

                           FIRST BANKING CENTER, INC.

                            (Adopted as of May, 2001)

                                    ARTICLE I

                                     OFFICES

ss.1.01 Business Office.

     The Corporation's principal office shall be within the State of Wisconsin and shall be located in Racine County. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the Corporation's business may require from time to time. The Corporation shall maintain at its principal office a copy of certain records, as specified in ss. 2. l 2 of Article II.

ss.1.02 Registered Office.

     The Corporation's registered office required by the Wisconsin Business Corporation Law (the "Act") to be maintained in the State of Wisconsin shall be the place designated by resolution of the Corporation's Board of Directors and may be, but need not be, identical to the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

ss. 2.01 Annual Shareholder Meeting.

     The annual meeting of the shareholders shall be held on the third Tuesday in April in each year at the hour of 2:30 p.m., or at such other time and date within thirty (30) days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held at the same time on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

ss. 2.02 Special Shareholder Meetings.

     Special meetings of the shareholders, for any purpose or purposes, may be called by (1) the President, (2) the Board of Directors or such officers as the Board of Directors may authorize from time to time, or (3) the President or Secretary upon the written request of the holders of record of at least one-tenth of all the outstanding shares of the Corporation entitled to vote on any issue at the meeting. The party calling the special meeting shall designate the date and hour of the meeting.

     Upon delivery to the President or Secretary of a written request pursuant to item (3) above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within thirty (30) days of such delivery, notice of the meeting to the shareholders. Notice of any special meeting shall be given in the manner provided in ss. 2.04 of these Bylaws. Only business within the purpose(s) described in the special meeting notice shall be conducted at a special shareholders meeting.

ss. 2.03 Place of Shareholder Meeting.

     The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or for any special meeting called by the Board of Directors. A waiver of notice signed by all persons entitled to vote at a meeting also may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made by the Board of Directors, or if a special meeting be otherwise called, the place of the meeting shall be the Corporation's principal business office in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

ss. 2.04 Notice of Shareholder Meeting.

     (a) Required Notice. Unless otherwise required by the Act, written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the meeting date, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of:
(1) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the Corporation's stock transfer books, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation's current record of shareholders.

     (b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed (see ss. 2.05 of this Article II), then notice must be given pursuant to the requirements of paragraph (a) of this ss. 2.04, to those persons who are shareholders as of the new record date.

     (c) Waiver of Notice. A shareholder may waive notice of meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

     A shareholder's attendance at a meeting:

          (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this ss. 2.04(d), or as provided in the Corporation's Articles of Incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all, of the Corporation's property; (4) the dissolution of the Corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; or (3) transaction for disposition of the Corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of
Section 180.1301 of the Act. If the Corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall, with or before the notice of the next shareholder meeting, report in writing to all the shareholders the number of shares authorized or issued, and the consideration received. Likewise, if the Corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

ss. 2.05 Fixing of Record Date.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be not more than fifty (50) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no such record date is fixed, the record date for determination of such shareholders shall be at the close of business on:

     (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;

     (b) With respect to a special shareholders meeting demanded by the shareholders, the date the first shareholder signs the demand;

     (c) With respect to the payment of a share dividend, the date the Board authorizes the share dividend;

     (d) With respect to actions taken in writing without a meeting (pursuant to Article II, ss. 2.11), the date the first shareholder signs a consent;

     (e) With respect to a distribution to shareholders, (other than one involving a repurchase or acquisition of shares), the date the Board authorizes the distribution; and

     (f) With respect to any other matter for which such a determination is required, as provided by law.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ss. 2.06 Voting Lists.

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list shall be subject to inspection at the Corporation's principal office by any shareholder at any time during usual business hours for any proper purpose, beginning two (2) business days after notice is given of the meeting for which the list was prepared. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the meeting for purposes related to the meeting. A shareholder, or his or her agent or attorney, is entitled on written demand to inspect and, subject to the requirements of the Act and of ss. 2.1 2(c), to copy the list during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

ss. 2.07 Shareholder Quorum and Voting Requirements.

     If the Articles of Incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by the voting group.

     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

     If the Articles of Incorporation or the Act provides for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act require a greater number of affirmative votes.

ss. 2.08 Proxies.

     Except as otherwise provided by the Act, at all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. For purposes of this Section, a proxy; granted by telegram, telex, telecopy or other document transmitted electronically for or by a shareholder shall be deemed valid and effective to the same extent as any other form of a proxy appointment. Such proxy shall be filed with the secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have authority to make rules as to the validity and sufficiency of proxies.

ss. 2.09 Voting of Shares.

     Unless otherwise provided in the Articles of Incorporation or the Act, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the preceding sentence shall not limit the Corporation's power to vote any shares, including its own shares held by it in a fiduciary capacity.

     Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

ss. 2.10 Corporation's Acceptance of Votes.

     (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

     (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

     (1) the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

     (2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

     (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status a cceptable to the Corporation has been presented with respect to the vote, consent, waiver, and proxy appointment;

     (4) the name signed purports to be that o f a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

     (5) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     (c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     (d) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

     (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

ss. 2.11 Informal Action By Shareholders.

     Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book. Action may not, however, be taken under this section with respect to an election of directors for which shareholders may vote cumulatively. If the act to be taken requires that notice be given to non-voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ss. 2.12 Shareholder's Rights to Inspect Corporate Records.

     (a) Minutes and Accounting Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by any committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

     (b) Absolute Inspection Rights of Records Required at Principal Office. If a shareholder gives the Corporation written notice of his or her demand at least five (5) business days before the date on which he or she wishes to inspect and copy, the shareholder (or his or her agent or attorney) has the right to inspect, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

     (l) its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

     (2) its Bylaws or Restated Bylaws and all amendments to them currently in effect,

     (3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

     (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years;

     (5) all written communications to shareholders generally within the past three (3) years, including the financial statement furnished for the past three (3) years to the shareholders;

     (6) a list of the names and business addresses of its current directors and officers; and

     (7)  its most recent annual report delivered to the Secretary of State.

     (c) Conditional Right to Inspect and Copy. In addition, if a shareholder who has been a shareholder of the Corporation for at least six (6) months or who owns at least five percent (5.0%) of the outstanding stock of the Corporation gives the Corporation a written demand made in good faith and for a proper purpose at least five (5) business days before the date on which the shareholder wishes to inspect and copy, the shareholder describes with reasonable particularity his or her purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose, a shareholder (or his or her agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

     (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting;

     (2)  the Corporation's accounting records; and

     (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

     (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

     (e) Shareholder Includes Beneficial Owner. For purposes of this ss. 2.12, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee in his or her behalf.

ss. 2.13 Preparation and Delivery of Financial Statements.

     (a) Within one hundred twenty (120) days after the close of each fiscal year, the Corporation shall prepare annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements also must be prepared on that basis.

     (b) On written request from any shareholder, the Corporation shall mail such shareholder the latest financial statements. If the annual financial statements are reported upon by a public accountant, such report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

     (1) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and

     (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

ss. 2.14 Dissenters' Rights.

     Each shareholder shall have the right to dissent from action by the Corporation and obtain payment for his or her shares when so authorized by the Act, the Articles of Incorporation, these Bylaws, or by resolution of the Board of Directors.

ss. 2.15 Conduct of Meetings.

     The President, or in his or her absence the Vice-President, and in his or her absence, any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, except that the presiding officer may appoint any Assistant Secretary or other person to act as Secretary of the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

ss. 3.01 General Powers.

All corporate powers shall be exercised by or under the authority of, and the Corporation's business and affairs shall be managed under the direction of, the Board of Directors.

ss. 3.02 Election.

Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

ss. 3.03 Number, Tenure and Qualification.

     The number of directors shall be not less than five (5) nor more than twenty-five (25), the exact number to be determined from time to time by resolution adopted by affirmative vote of a majority of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of each class shall be three (3) years following the initial term of one (1) year for Class I Directors, two (2) years for Class II Directors and three years for Class III Directors. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article III, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify.

ss. 3.04 Regular Meetings.

     A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution. Any such regular meeting may be held by any means of communication as permitted by ss. 3.09.

ss. 3.05 Special Meetings.

     Special meetings of the Board of Directors may be called by or at the request of the President, Vice President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix anytime and anyplace, either within or without the State of Wisconsin, as the time and place for holding any special meeting of the Board of Directors called by them. If no place is fixed by the person calling the meeting, the place of meeting shall be the Corporation's principal office in the State of Wisconsin. Any such special meeting may be held by any means of communication as permitted by ss. 3.09.

ss. 3.06 Notice of Special Meetings; Waiver of Notice.

     Notice stating the time and place of any special meeting of the Board of Directors shall be given at least forty-eight (48) hours previously thereto by written notice delivered personally or mailed to each director at his or her business address, or such other address as designated in writing to the Secretary, or by telephone or telegram. If mailed, such notice shall be deemed to be effective with the earlier of: (1) when received, or (2) five days after deposit in the United States Mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. If notice be given by telephone or telegram, such notice shall be deemed to be delivered when the notice is given personally by telephone or when the telegram is delivered to the telegraph company. Whenever any notice is required to be given to any director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of the business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

ss. 3.07 Director Quorum.

     Except as otherwise specified by law or the Articles of Incorporation or these Bylaws, a majority of the number of directors fixed in the manner provided by ss. 3.03 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a quorum of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     A majority of the number of directors appointed to serve on a committee as authorized in ss. 3.16 of these Bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken under emergency Bylaws or any other provisions of these Bylaws that fix different quorum requirements.

ss. 3.08 Voting Requirement.

     The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or a committee of the Board of Directors. This provision shall not, however, apply to any action taken by the Board of Directors pursuant to ss. 3.15 or Article IX of these Bylaws, or in the event the affirmative vote of a greater number of directors is required by the Act, the Articles of Incorporation, or any other provision of these Bylaws.

ss. 3.09 Meetings by Electronic Means of Communication.

     To the extent provided in these Bylaws, the Board of Directors, or any committee of the Board, may, in addition to conducting meetings in which each director participates in person, and notwithstanding any place set forth in the notice of the meeting or these Bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided (1) all participating directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. Before the commencement of any business at a meeting at which any directors do not participate in person, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

ss. 3.10 Director's Assent.

     A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting; or (2) the director dissents or abstains from the action taken and minutes of the meeting are prepared that show the director's dissent or abstention from the action; (3) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention from the action taken and the director delivers to the Corporation a written notice of that failure that complies with
Section 180.0141 of the Act promptly after receiving the minutes; or (4) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

ss. 3.11 Conduct of Meetings.

     The President, and in his absence the Vice-Presidents in the order appointed under ss. 4.07 of Article IV, and in their absence, any director chosen by the directors then present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any Assistant secretary or any director or other person present to act as secretary of the meeting.

ss. 3.12 Removal.

     Any director or the entire Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the shares outstanding and entitled to vote for the election of such director(s) taken at a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the shareholders.

ss. 3.13 Vacancies.

     Any vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies then, and until the shareholders act, the vacancy may be filled
(1) by the board of directors, or (2) if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office; provided however, that if the number of directors is increased, not more than two (2) such newly created directorships may be filled by the directors. Any director so elected to fill a vacancy shall hold office for the remaining term of the class to which he or she has been elected.

ss. 3.14 Compensation and Expenses.

     The Board of Directors, irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the Corporation as directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the Corporation by the directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from Board meetings.

ss. 3.15 Informal Action By Directors.

     Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors then in office, and filed with the Corporation's records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting and may be described as such in any document.

ss. 3.16 Committees.

     The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors may designate one or more committees, each committee to consist of three (3) or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the Corporation's business and affairs, except action in respect to the (1) authorization of distributions, (2) the approval or proposal to shareholders of action for which the Act requires approval by shareholders, (3) filling vacancies on the Board of Directors or its committees, (4) amending the Articles of Incorporation pursuant to Board authority, (5) adopting, amending or repealing Bylaws, (6) approving a plan of merger not requiring shareholder approval, (7) the authorization or approval to reacquire shares, except according to a formula or method prescribed by the Board of Directors, (8) the authorization or approval of the issuance or sale or contract for sale of shares, or (9) the determination of the designation and relative rights, preferences and limitations of a class or series of shares. Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3. 10, 3.1 1 and 3.15 of this Article III, which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

ss. 3.17 Director Resignation Requirements
     Notwithstanding any other provision in these Bylaws, a director shall resign from the Board of Directors of the Corporation, or upon his or her failure to do so, shall be removed by a majority of the Board of Directors upon occurrence of any one of the following events:

     (a) Being absent from the Corporation's market area for more than six (6) consecutive weeks in any calendar year or being absent for a total of more than ten (10) weeks in any calendar year. For purposes of this Section, the term "Market Area" shall be the area designated in the First Banking Center's CRA Statement and the term "being absent" shall mean continuous absence during a twenty-four (24) hour period during each day.

     (b) Being disables because of physical injury or physical or mental illness and being unable to perform the normal and customary duties of a director for six (6) consecutive months during any twelve (12) month period.

     (c) Reaching the age of sixty five (65) years, provided such resignation or removal is lawful under the Age Discrimination in Employment Act.

     (d) Retirement from or other termination of a director's business or profession if such retirement or termination will, in the opinion of the Board of Directors, substantially diminish such director's ability to promote the interests of the Corporation. Such determination by the Board of Directors shall be conclusive and shall be made within one (1) year after the date of such retirement or termination.

                                   ARTICLE IV

                                    OFFICERS

ss. 4.01 Number.

     The Corporation's principal officers shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Additional officers and assistant officers, including any Vice Presidents, may be appointed by the Board of Directors as the Board deems appropriate. If there is more than one Vice President, the Board may establish designations for the Vice Presidencies to identify their functions or their order. There may, in addition, be a chairperson or co-chairperson of the board, whenever the Board shall see fit to cause such office or offices to be filled. Any two or more offices may be held simultaneously by the same person.

ss. 4.02 Appointment and Term of Office.

     The Corporation's officers shall be appointed for a term as determined by the Board of Directors. If no term is specified, they shall hold office until their successor shall have been duly appointed and shall have qualified or until the officer's death, resignation or removal from office in the manner hereinafter provided.

     The designation of a specified term does not grant to the officer any contract rights, and the Board can remove the officer at any time prior to the termination of such term.

ss. 4.03 Removal.

     Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the Corporation's best interests will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

ss. 4.04 Vacancies.

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

ss. 4.05 Powers, Authority and Duties.

     The Corporation's officers shall have the powers and authority conferred in the duties prescribed by the Board of Directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Article IV.

ss. 4.06 The President.

     The President shall be the Corporation's principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the Corporation's business and affairs. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless the Board of Directors elects one of its members as Chairman of the Board of Directors and designates the Chairman to preside at such meetings. The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments in the ordinary course of business or that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incidental to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

ss. 4.07 The Vice President.

     In the absence of the President or in the event of the President's death or inability or refusal to act as directed by the Board of Directors, the Vice
President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

ss. 4.08 The Secretary.

     The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and see that books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; (d) keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

ss. 4.09 The Treasurer.

     The Treasurer shall: (a) have charge and custody of and be responsible for all of the Corporation's funds and securities; (b) receive and give receipts for money due and payable to the Corporation from any source whatsoever, and deposit all funds of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws, and (c) in general perform all of the duties incidental to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

ss. 4.10 Assistant Secretaries and Assistant Treasurers.

     The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

ss. 4.11 Salaries.

     Officers' salaries shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

ss. 5.01 Contracts.

     The Board of Directors may authorize any individual officer or agent or number of officers or agents to enter into any contract or to execute and deliver any instrument in the Corporation's name and on its behalf, and such authorization may be general or confined to specific instances.

ss. 5.02 Loans.

     No loans shall be contracted on the Corporation's behalf and no indebtedness shall be incurred in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

ss. 5.03 Checks, Drafts, etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the Corporation's name, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

ss. 5.04 Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

ss. 6.01 Certificates for Shares.

(a) Content

     Certificates representing shares of the Corporation shall at a minimum state on their face the name of the issuing corporation and that it is formed under the laws of Wisconsin; the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary. Each certificate for shares shall be consecutively numbered or otherwise identified.

(b) Legend as to Class or Series

     If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholders this information on request in writing and without charge.

(c) Shareholder List

     The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d) Transferred Shares

     All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnification of the Corporation as the Board of Directors may prescribe.

ss. 6.02 Registration of the Transfer of Shares.

     Registration of the transfer of shares of the Corporation shall be made only on the Corporation's stock transfer books by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the Corporation's books shall be deemed by the Corporation to be the owner thereof for all purposes.

ss. 6.03 Restrictions on Transfer.

     The Board of Directors or shareholders may impose restrictions on the transfer of shares. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

ss. 6.04 Lost, Destroyed or Stolen Certificates.

     Where the owner claims that his certificate of shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors, including the furnishing of an indemnity bond if so required.

ss. 6.05 Consideration for Shares.

     The Corporation's shares may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, promissory notes, in other property, tangible or intangible, or in labor or services actually performed or to be performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

     If the consideration to be paid for shares consists, in whole or part, of a promissory note or a contract for services to be performed for the Corporation, the Board of Directors may, in its discretion, elect to hold those shares in escrow or otherwise restrict their transfer. In the event that shares are so escrowed, and the shareholder defaults under his or her obligations under the promissory note or the contract for services, as applicable, the Corporation may, in addition to any other legal or equitable remedies, cancel all or part of the escrowed shares.

ss. 6.06 Acquisition of Shares.

     The Corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute treasury shares.

ss. 6.07 Stock Regulations.

     The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on January 1 and end on December 31 in each year.
                                  ARTICLE VIII

                                  DISTRIBUTIONS

     The Board of Directors may from time to time authorize, and the Corporation may make distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law, the Articles of Incorporation and the resolutions of the Board of Directors.

                                   ARTICLE IX

                                 INDEMNIFICATION

ss. 9.01 Mandatory Indemnification.

     Every director or officer shall be indemnified to the fullest extent permitted by law as the same may exist or may hereafter be amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment) for all reasonable expenses and against all liability asserted against such person in connection with any action to which he or she is made or threatened to be made a party by reason of his or her being or having been a director or officer of the Corporation.

     The Corporation shall indemnify a director or officer as follows:

     (a) To the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if the director or officer was a party because he or she is or was at the time of the events upon which the proceeding was based a director or officer of the Corporation. A director or officer shall exercise his or her right to indemnification under this ss. 9.01 of Article IX by delivering a written demand for indemnification to the Corporation's Treasurer, or the President if the party seeking indemnification is the Treasurer.

     (b) In all cases not included in ss. 9.01(a) of this Article IX, the Corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is or was at the time of the events upon which the proceeding was based a director or officer of the Corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or the failure to perform constitutes:

     (i) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

     (ii) A violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

     (iii) A transaction from which the director or officer derived an improper personal benefit; or

     (iv)   Willful misconduct.

     (c) Whether a director or officer of the Corporation shall be entitled to indemnification under ss. 9.01 (b) shall be determined in accordance with the procedures established in ss. 9.02 of this Article IX.

     (d) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

ss. 9.02 Determination of Right to Indemnification.

     A director or officer  seeking  indemnification  under ss.  9.01(b) of this
Article IX shall first make a written request to the Corporation's Treasurer, or the Corporation's President, if the person seeking indemnification is the Treasurer, for such indemnification. Determination of whether indemnification is required shall be made by one of the following means:

     (a) By a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time parties to the same or related proceedings. If such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

     (b) By independent legal counsel selected by a majority vote of a quorum of the Board of Directors or its committee consisting of directors who are not at the time parties to the same or related proceedings or, if such a quorum cannot be obtained, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

     (c) By the affirmative majority vote, or unanimous written consent, of the Corporation's shareholders. However, shares owned by or voted under the control of persons who at the time of the vote or consent are parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

     (d) By a panel of three (3) arbitrators consisting of one (1) arbitrator selected by those directors entitled under subsection (b) above to select independent legal counsel, one (1) arbitrator selected by the director or officer seeking indemnification and one (1) arbitrator selected by the other two
(2) arbitrators.

     (e) By a court of competent jurisdiction upon application by the director or officer for an initial determination of entitlement to indemnification or for review by the court of an adverse determination. Indemnification shall be ordered if the court determines that the director or officer is entitled to indemnification under ss. 9.01 of this Article IX or that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If the director of officer is successful in obtaining indemnification by order of the court, in addition to indemnification against all other expenses and liability, the director or officer shall be reimbursed for expenses reasonably incurred in pursuing his or her request for indemnification.

     The director or officer of the Corporation seeking indemnification shall designate in his or her request for indemnification the method of making the indemnification determination.

ss. 9.03 Advance of Expenses as Incurred.

     The Corporation shall, upon written request by the director or officer, pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, as those expenses are incurred, if the director or officer furnishes the Corporation a written affirmation of his or her good faith belief that he or she has not breached his or her duties to the Corporation, and the director or officer furnishes the Corporation with a written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined that the indemnification is not required. The Corporation may accept the undertaking without reference to his or her ability to repay the allowance, and the undertaking may be secured or unsecured.

ss. 9.04 Insurance.

     The Corporation may purchase and maintain insurance on behalf of its directors and officers, or to reimburse itself, against liability asserted or incurred and expenses incurred by the director or officer or corporation in connection with a proceeding brought against the director or officer in his capacity as a director or officer or arising from his status as a director or officer, regardless of whether the Corporation is required or authorized to indemnify the individual against the same liability pursuant to the provisions hereof.

ss. 9.05 Definitions.

     The following terms used in this Article IX shall have the indicated meanings:

     (a) "Director" or "officer" means an individual who (i) is or was a director or officer of the Corporation; (ii) an individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation, partnership, joint venture or other enterprise; or (iii) while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to the participants in or beneficiaries of the plan. "Director" or "officer" includes the estate or personal representatives of a director or officer.

     (b) "Expenses" include all fees, costs, charges, attorneys' counsel fees and other expenses and disbursements incurred in connection with a proceeding.

     (c) "Liability" includes the obligation to pay a judgment, settlement, penalty, fine, assessment or forfeiture, including an excise tax assessed with respect to or on an employee benefit plan, and reasonable expenses.

     (d) "Party" includes an individual who was or is, or who is threatened to be made, or is at risk of becoming, a named defendant or respondent in a proceeding.

     (e) "Proceeding" means any threatened, pending or completed action, suit, claim, litigation, appeal, arbitration or other proceeding, whether civil, criminal, administrative or investigative, formal or informal, predicated on foreign, federal, state or local law, brought by or in the right of the Corporation or by any other person or by any governmental or administrative body.

ss. 9.06 Savings Clause.

     To the extent any court of competent jurisdiction shall determine that the indemnification provided under this Article IX shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow and require indemnification to the maximum extent permitted by law.

ss. 9.07 Effective Date.

     This Article IX shall be deemed to be a contract between the Corporation and each previous, current or future director or officer. The provisions of this
Article IX shall apply to all proceedings commenced after the date hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article IX shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

                                    ARTICLE X

                                 CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

                                   ARTICLE XI

                                   AMENDMENTS

ss. 11.01 Board of Directors.

     The Board of Directors, from time to time, by vote of a majority of the directors then in office, may adopt, amend or repeal any and all of the Corporation's Bylaws, unless the Articles of Incorporation or the Act reserve this power exclusively to the shareholders in whole or in part; or the shareholders, in adopting, amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

ss. 11.02 Shareholders.

     The shareholders, from time to time, by vote of a majority of the shares entitled to vote, may adopt, amend or repeal any and all of the Corporation's Bylaws.

ss. 11.03 Implied Amendments.

     Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but which is taken or authorized by the unanimous written consent of the shareholders or Board of Directors or by the affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                   EXHIBIT 3.3

              FIRST BANKING CENTER INC. 1994 INCENTIVE STOCK PLAN,
                                   AS AMENDED.

                           FIRST BANKING CENTER, INC.
                            1994 INCENTIVE STOCK PLAN
                              (Revised August 2000)

Section 1.  Establishment, Purpose and Effective Date of Plan

     1.1 Establishment. First Banking Center, Inc. a Wisconsin corporation (together with any successor thereto, the "Corporation"), hereby establishes the "FIRST BANKING CENTER, INC. 2000 INCENTIVE STOCK PLAN: (the "Plan") for key employees of the Corporation and its Subsidiaries and directors of the Corporation and its Subsidiaries who are not employees. The Plan permits the grant of Stock Options to such employees and directors.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries by encouraging and providing for the acquisition of any equity interest in the success of the Corporation by key employees and by enabling the Corporation and its Subsidiaries to attract and retain the services of key employees upon whose judgement, interest, skills and special effort the successful conduct of their operations is largely dependent. In addition, the Plan is designed to promote the best interests of the Corporation and its shareholders by providing a means to attract and retain competent directors who are not employees of the Corporation or of any Subsidiary and to provide opportunities for stock ownership by such directors which will increase their proprietary interest in the Corporation and, consequently, their identification with the interest of the shareholders of the Corporation.

     1.3 Effective Date. The Plan shall become effective on August 8, 1994 subject, however, to the approval of the Plan by the shareholders of the Corporation at the next annual meeting of shareholders within twelve months following the date of adoption of the Plan by the Board.

Section 2.  Definitions; Construction

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)  "Board" means the Board of Directors of the Corporation.

          (b) "Board of Director" means any member of the Board who is a Non-Employee Director.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Commission" means the Unites States Securities and Exchange Commission or any successor agency.

          (e)  ""Committee"  means the  committee  of the Board as  specified in
               Section 3, appointed by the Board to administer the Plan, which shall consist of not less than three directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

          (f) "ERISA" means the Employee Retirement Income Security Act of 1974,as amended.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (h) "Fair Market Value" means the fair market value of the Stock determined by such methods or procedures as shall be established from time to time by the Committee after giving due consideration to recent sales of Stock; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that so long as the Stock is traded on a public market, Fair Market Value means the average of the high and low prices of a share of Stock in the over-the-counter market on the specified date, as reported by the NASDAQ National Market (or if no sales occurred on such date, the last preceding date on which sales occurred); provided, however, that if the principal market for the Stock is then a national securities exchange, the Fair Market Value shall be the last reported sale price of a share of Stock on the principal securities exchange on which the Stock is traded on the specified date (or if no sales occurred on such date, the last preceding date on which sales occurred).

          (i) "Hardship" means, with respect to a Participant, severe financial hardship due to illness or death in the immediate family of the Participant, major uninsured casualty loss or other unforeseen events.

          (j) "Key Employee" means any officer or other key employee of the Corporation or of any Subsidiary who is responsible for or contributes to the management, growth or profitability of the business of the Corporation or any Subsidiary as determined by the Committee.

          (k)  "Non-Employee  Director"  means  any  member  of the Board or any
               director  of  a  Subsidiary   who  is  not  an  employee  of  the
               Corporation or any Subsidiary.

          (l) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (I) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "non-qualified stock option," except that all Options granted to Non-Employee Directors shall be non-qualified stock options.

          (m) "Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Option granted under the Plan.

          (n) "Participant" means any Key Employee or Non-Employee Director designated by the Committee to participate in the Plan and any Board Director.

          (o) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

          (p)  "Securities" shall have the meaning set forth in Section 10.1.

          (q) "Stock" means the Common Stock of the Corporation, $1.00 per value share.

          (r) "Subsidiary" means any present or future subsidiary of the Corporation, as defined in Section 424(f) of the Code.

     2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

Section 3.  Administration

     The Plan shall be administered by the Compensation Committee of the Board or by any other committee appointed by the Board consisting of not less than three (3) directors. The Committee shall be comprised solely of directors, each of whom is a disinterested person within the meaning of Rule 16b-3.

     Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (I) designate Participants; (ii) determine the type or types of Options to be granted to Participants under the Plan; (iii) determine the number of shares to be covered by Options granted to Participants;
(iv)  determine the terms and conditions of any Option granted to a Participant;
(v) determine whether, to what extent, and under what circumstances Options granted to Participants may be cancelled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Option made under , the Plan (including, without limitation, any Option Agreement); (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Corporation, any Subsidiary, any Participant, any holder of beneficiary of any Option, any shareholder, and any employee of the Corporation or of any Subsidiary.


Section 4.  Eligibility and Participation

     Participants in the Plan shall consist of all Board Directors and those individuals selected by the Committee from among those Key Employees, including any executive officer of employee of the Corporation or of any Subsidiary, and Non-Employee Directors (other than Board Directors) who, in the opinion of the Committee, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success.

Section 5.  Stock Subject to Plan

     5.1 Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Stock with respect to which Options may be granted pursuant to the Plan shall be 300,000 determined after giving effect to the stock split approved by the directors of the Corporation in the form of a 200% stock dividend on August 8, 1994, effective as of August 10, 1994. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     5.2 Unused Stock. If, after the effective date of the Plan, any shares of Stock covered by an Option granted under the Plan, or to which any Option relates, are forfeited or if an Option otherwise terminates, expires or is cancelled prior to the delivery of all of the shares of Stock issuable pursuant to such Option, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such Option, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Options under the Plan.

     5.3 Adjustments in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of stock or other securities of the Corporation issuance of warrants or other rights to purchase stock or other securities of the Corporation, or other similar corporate transaction or event (other than the stock split referred to in Section 5.1) affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (I) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and types of shares of Stock subject to outstanding Options; and (iii) the exercise price with respect to any Option; provided, however, in each case, that with respect to Options that are incentive stock options, no such adjustment shall be authorized to the extent that such authority would cause options to cease to be treated as incentive stock options. Any such adjustment shall always be rounded to the nearest whole number of shares of Stock.

Section 6.  Term of the Plan

     No Option shall be granted under the Plan after August 7, 2004. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option, or to waive any authority of the Board to amend the Plan, shall, shall extend beyond such date.

Section 7.  Stock Options

     7.1 Grant of Options to Key Employees. Subject to the provisions of Section5 and 6, Options may be granted to Participants who are Key Employees and Non-Employee Directors (other than Board Directors) at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each such Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceed $100,000. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum amounts established by Section 422 of the Code.


     7.2 Grant of Options to Board Directors. Simultaneously with the first grant of Options under the Plan in December 1994, each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of Stock. Thereafter, simultaneously with the grant of Options under the Plan to other Participants in each December beginning in 1995 (or, of no such grants are made in a particular year, then on December 31 of such year), each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of stock. Beginning in December of 1998 and in December thereafter, each Board Director shall be automatically granted a nonqualified stock option to purchase 500 shares of stock. Each option shall have an option price equal to the Fair Market Value of the Stock on the date of the grant, shall expire on the tenth (10th) anniversary of the date of the grant and subject to Section 17 shall be first exercisable as to one-third (1/3) of the shares on the first anniversary of the date of the grant, as to another one-third (1/3) of the shares on the second anniversary of the date of the grant and as to the remaining shares on the third anniversary of the date of the grant.

     7.3 Option Agreement. Each Option shall be evidenced by an Option Agreementthat shall specify the type of Option granted, the Option price, the duration ofthe Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

     7.4 Option Price. Subject to the provisions of Section 7.2 in the case of Options granted to the Board Directors, no Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted, provided, however, that in the case of an Option that is an incentive stock option granted to any person then owning more than ten percent (10%) of the outstanding stock of the Corporation (within the meaning of Section 422 (b) (6) of the Code), the Option price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on such date.

     7.5 Duration of Options. Subject to provisions of Section 7.2 in the case of Options granted to the Board of Directors, each Option shall expire at such time the Committee shall determine at the time it is granted, provided, however, that no option shall be exercisable after the tenth (10th) anniversary of its grant and provided further that in no event shall any option granted to a person then owning more than ten percent (10%) of the Corporation's outstanding stock be exercisable after the expiration of five (5) years from the date of the grant thereof.

     7.6 Exercise of Options. Subject to the provisions of Section 7.2 in the case of Options granted to Board Directors, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms need not be the same for all Participants but shall be the same for all Non-Employee Directors.

     7.7 Payment. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, shares of Stock, other securities, other Options, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an Option may be or deemed to have been made.

     7.8 Incentive Stock Options. The terms of any incentive stock option granted under the Plan shall comply in all respects with the provisions of
Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     7.9 Restrictions on Stock Transferability. Subject to the terms of Sections 8 and 10, the Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions imposed by or in order to comply with registration exemptions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities law applicable to such shares.

Section 8.  Additional Transfer Restriction

     No Participant may sell or otherwise dispose of stock acquired upon the exercise of an Option before the later of the expiration of the two-year period beginning on the date of the grant of the option or the expiration of the one-year period beginning on the date of the exercise of such Option, provided that a Participant may dispose of the Stock by gift, bequest, or inheritance at any time.

Section 9.  Corporate Offer to Purchase

     9.1 Offer. The Corporation shall offer to purchase the Stock acquired upon the exercise of an Option upon the first to occur of the following events:

          (a) The Participant ceases to be employed by the Corporation or any Subsidiary or, in the case of a Non-Employee Director, ceases to serve as such director, and shall have requested the Corporation to purchase such Stock in a written notice received by the Corporation within 180 days after the Participant's employment has terminated; or

          (b) The Participant shall have experienced a Hardship and shall have provided to the Corporation a written irrevocable election to have the Corporation purchase the Stock, including a statement in reasonable detail as to the nature of the Hardship; provided, however, that no Hardship shall exist for purposes of the Plan if the Board shall have so determined within twenty (20) days after receiving the Participant's written election and shall have promptly notified the Participant of its determination in writing.

     9.2 Terms of Offer. The purchase price for the shares of Stock that the Corporation shall purchase pursuant to Section 9.1 shall be the Fair Market Value of the Stock on the first day that the Corporation shall have become obligated to purchase such Stock. The purchase price shall be payable in cash on the later to occur of:

          (a) The date on which the Fair Market Value of the Stock is determined; or

          (b) The date on which the Participant provides to the Corporation certificates for all the Stock to be purchased by the
               Corporation, duly endorsed in blank or accompanied by duly executed stock powers.

Section 10.  Rights of First Refusal

     10.1 Generally. In addition to the transfer restrictions provided in Sections 7.8 and 8, no Participant or personal representative of a deceased Participant who holds Stock acquired under the Plan pursuant to the exercise of an Option or any stock issued as a stock dividend thereon or any securities issued in lieu thereof or in substitution or exchange thereof (together referred to herein as "Securities") shall sell or otherwise dispose of the Securities without first offering the Securities to the Corporation in writing for the consideration and under the terms of payment to apply to the third-party transfer. The written offer to the Corporation shall contain all of the information relating to the proposed disposition, including but not limited to the name and address of the proposed purchaser, the number of shares of Stock to be transferred and the terms of the transfer.

     10.2 Response to Offer. Upon receipt by the Corporation of any such offer, the Corporation shall have the right for a period of ten (10) days after such receipt to purchase such Securities or place them with other stockholders of the Corporation on the terms and at the price stated in such offer. If the Corporation shall fail to exercise such rights within ten (10) days after its receipt of such offer of sale, the offeror may, within thirty (30) days after the date of delivery of such offer to the Corporation, sell the Securities to the proposed purchaser upon the same terms and price for which they were offered to the Corporation, and after such sale such Securities shall be free of the restrictions of this Section 10.

     10.3 Legend on Certificates. Certificates for all Securities shall be endorsed with a legend referring to the restrictions on transfer set forth in Sections 8 and 10.

     10.4 Exceptions. The provisions of this Section 10 shall not apply to a gift or bequest of Securities, or disposition of the same pursuant to the laws of intestate succession, provided, however, that any person who acquires any Securities by gift, bequest or intestate succession shall be subject to the provisions of this Section 10 to the same extent as though such person were a Participant who acquired such Securities under the Plan.

     10.5 Waiver. The provisions of this Section 10 may be waived in whole or in part in any particular case or cases by the Committee or may be terminated at any time by the Committee, whenever it may determine that no substantial benefit to the Corporation is afforded by such provisions.

Section 11.  Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary of beneficiaries (who may be named contingently or successively) by whom any Option under the Plan may be exercised in case of the Participant's death before he or she exercises the entire Option. Each designation will revoke all prior designations with respect to the Options identified therein, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. I the absence of any such designation, Options remaining unexercised at the Participant's death may be exercised by the personal representative of the Participant.

Section 12.  Rights of Participants

     Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate any Participant's employment or position as a director at any time nor confer upon any Participant any right to continue in the employ, or to remain a director, of the Corporation or any Subsidiary.

Section 13.  Amendment, Modifications and Termination of Plan

     13.1 Generally. Subject to the provisions of Section 13.2 the Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that, notwithstanding any other provision of the Plan or any Option Agreement, no such action of the Board, without approval of the shareholders, may:

          (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Sections 5.1 and 5.3 of the Plan;

          (b) Materially increase the cost of the Plan or materially increase the benefits to Participants; or

          (c)  Change the class of individuals eligible to receive Options.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.

     13.2 Board of Director Options.The provisions of Section 7.2 (relating to automatic grants of Options to Board Directors), may not be amended more than once in any six-month period, except as required by the Code, ERISA or the rules and regulations thereunder.

Section 14.  Tax Withholding

     No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Option under the plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Options to Participants under the Plan may be settled with shares of Stock, including shares that are received upon exercise of the Option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Stock, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

Section 15.  General

     15.1 Rule 16b-3 Six-Month Limitations. Notwithstanding any other provision of the Plan, to the extent required in order to comply with Rule 16b-3, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in the case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

     15.2  No  Consideration  for  Options.    Options   shall  be   granted  to
Participants for no cash consideration unless otherwise determined by the Committee.

     15.3 Limits on Transfer of Options. No Option, and no right under any such Option, shall be assignable, alienable, saleable or transferable by a Participant otherwise than be will or by the laws of descent and distribution; provided, however, that a Participant may designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable with respect to any Option as provided in Section 11 hereof. Each Option, and each right under any Option, shall be exercisable, during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unforeseeable against the Corporation or any Subsidiary.

Section 16.  Legal Construction

     16.1 Requirements of Law. The granting of Options under the Plan and the issuance of shares of Stock in connection with an Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2 Governing Law. The Plan, and all Option Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

     16.3 Severability. If any provision of the Plan or any Option Agreement or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Option, or would disqualify the Plan, any Option Agreement or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Option Agreement or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan, any such Option Agreement and any such Option shall remain in full force and effect.

Section 17.  Change in Control

          (a) For purposes of the Plan, a "Change in Control" shall mean and include any transaction or series of transactions pursuant to which any person (as defined in Section 3(a) (9) and 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), acting directly or indirectly, acquires or becomes the beneficial owner (as defined in rule 13(d)-3 promugulated pursuant to the Exchange
               Act) of twenty-five percent (25%) or more of the outstanding stock or substantially all of the assets of the Corporation or any of its Subsidiaries, or pursuant to which the Corporation or any of its Subsidiaries shall merge, consolidate or liquidate with or into another Corporation or business entity. For purposes of this Section 17, a "Change in Control" shall occur upon the earlier of I) the execution of any legally binding agreement or other document of any nature (including without limitation a stock purchase agreement, merger or consolidation agreement, plan of liquidation, asset purchase agreement) which will result in such acquisition, ownership, merger, consolidation or liquidation or (ii) the consummation of the aforedescribed events. "Change in Control" shall not refer to or include any transaction involving only entities controlled directly or indirectly by the Corporation.

          (b) Following a change in control, the Options granted pursuant to this Agreement shall become immediately exercisable in full, to the extent that the Options had not theretofore become exercisable, notwithstanding the provisions of Section 3 or any other provisions of this Agreement.

                                    EXHIBIT A

                   AMENDMENT OF THE 1994 INCENTIVE STOCK PLAN

Section 7.2 of the 1994 Incentive Stock Plan reading as follows:

"Section 7.2 Grant of Options to Board of Directors

     Simultaneously with the first grant of Options under the Plan in December, 1994, each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of Stock. Thereafter, simultaneously with the grant of Options under the Plan to other Participants in each December beginning in 1995 (or, if no such grants are made in a particular year, then on December 31, of such year), each Board Director shall automatically be granted a nonqualified stock option to purchase 100 shares of Stock. Beginning in December 1998 and in each December thereafter, each Board Director shall automatically be granted a nonqualified stock option to purchase 500 shares of Stock. Each such Option shall have an Option price equal to the Fair Market Value of the Stock on the date of grant, shall expire on the tenth (10th) anniversary of the date of grant, and subject to Section 17 shall be first exercisable as to one-third (1/3) of the shares on the first anniversary of the date of grant, as to another one-third (1/3) of the shares on the second anniversary of the date of grant and as to the remaining shares on the third (3rd) anniversary of the date of the grant."

is deleted in its entirety and the following is inserted in lieu thereof:


"Section 7.2 Grant of Options to Board of Directors

     Beginning in December of the year 2000 and in each December thereafter, each Board Director shall automatically be granted a nonqualified stock option to purchase 800 shares of Stock. Each such Option shall have an Option Price equal to the Fair Market Value of the Stock on the date of grant, shall expire on the tenth (10th) anniversary of the date of the grant, and subject to Section 17 shall be first exercisable as to one-third (1/3) on the first (1st) anniversary of the date of grant, as to another one-third (1/3) of the shares on the second (2nd) anniversary of the date of grant and as to the remaining shares on the third (3rd) anniversary of the date of grant."

                             EXHIBIT 3.4 AND 3.4(a)

                                   EXHIBIT 3.4

                STOCK OPTION AGREEMENT FOR USE WITH FIRST BANKING
                     CENTER, INC. 1994 INCENTIVE STOCK PLAN
                           FOR INCENTIVE STOCK OPTIONS

                                 EXHIBIT 3.4(a)

                STOCK OPTION AGREEMENT FOR USE WITH FIRST BANKING
                   CENTER, INC., 1994 INCENTIVE STOCK PLAN FOR
                           NON-QUALIFIED STOCK OPTIONS

                           FIRST BANKING CENTER, INC.
                            (a Wisconsin corporation)

                           1994 Incentive Stock Plan
                             Stock Option Agreement

Optionee:

Date of Grant:

Number of Shares:

Exercise Price Per Share:

Expiration Date:

     First Banking Center, Inc. and the above-named Optionee hereby agree as follows:

          1. Grant of Stock Options. In consideration of the continued employment of the Optionee, First Banking Center, Inc., a Wisconsin corporation (hereinafter called the "Corporation"), grants to the Optionee the option (the "Option)) to purchase the number of shares of Common Stock, $1.00 par value per share, of the Corporation, set forth above for an amount equal to the Exercise Prices per Share, set forth above, all on the terms and conditions hereinafter stated. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code as to 100% of such shares.

          2. Plan. The Option is granted under and pursuant to the First Banking Center, Inc 1994 Incentive Stock Plan for key employees and non-employee directors of the Corporation and its Subsidiaries adopted August 8, 1994 as amended on April 20th, 1999 and April 17th, 2001(herein called the "Plan") and is subject to each and all of the provisions thereof, a copy of which Plan has previously been furnished or made available to the optionee. All capitalized terms not otherwise defined therein shall have the meanings assigned to such terms in the Plan.

          3. Exercise of Option. Subject to the conditions stated herein, the right to exercise the Option shall accrue as to one third (1/3) of the shares on the first anniversary of the date of grant, as to another one third (1/3) of the shares on the second anniversary of the date of the grant, and as to the remaining shares on the third anniversary of the date of the grant. No partial exercise of the Option may be for less than twenty-five
               (25) share lots or multiples thereof.

     In the event that the Optionee's employment with, the Corporation or a Subsidiary terminates by reason of death or the attainment of age 65, the option shall become immediately exercisable in full to the extent that the Option had not therefore become exercisable. In the event that the Optionee's employment with, the Corporation or a Subsidiary terminates for any reason other than death or the attainment of age 65, prior to the date on which the Option becomes fully exercisable, the Optionee's right to exercise the Option granted hereunder shall be forfeited to the extent it was not exercisable on the date of such termination.

          4. Term of Option. The term of this Option shall expire ten (10) years from the date of grant or three (3) months after the termination of the Optionee's employment with, of, the Corporation or its Subsidiaries, whichever occurs first, subject to the following provisions:

               a) If the termination of employment is caused by the Optionee's death, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionees death by the Optionee's executors or administrators or by any person or persons who shall have acquired the Option directly from the Optionee by will, by the laws of descent and distribution or as the result of any beneficiary designation made pursuant to Section 11 of the Plan; and

               b) If the termination of the Optionee's employment is caused by the Optionee's disability, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionee's disability by the Optionee or the Optionee's guardian or other legal representative.

     Notwithstanding any other provision of this Agreement to the contrary, this Option shall not be exercisable after ten (10) years from the date of grant.

          5. Notice of Exercise of Option. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Corporation at 400 Milwaukee Avenue, PO Box 660, Burlington, Wisconsin 53105, Attention: Corporate Secretary, specifying the election to exercise the Option, the number of shares of Stock in respect of which it is being exercised and the form of payment and the number of shares, it any, to be surrendered as part of the Exercise Price. The Optionee or the
               Optionee's representative shall deliver to the Corporate Secretary, at the time of giving such notice payment in a form that conforms to the requirements of Section 6 hereof for the full amount of the Exercise Price of the Shares of Stock as to which this Option is exercised.

          The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of the Optionee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No share of stock shall be issued until payment therefore has been made. The Corporation shall thereafter cause to be a issued a certificate or certificates for the shares of Stock as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option, and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

          6. Payment for Stock. At the time of giving notice of exercise pursuant to Section 5 hereof, the Optionee or the Optionee's representative shall deliver to the Corporate Secretary payment for the amount of the Exercise Price of the shares of Stock as to which the Option is being exercised in United States dollars, by cash or check.

          7. Withholding Tax. In the event the Corporation determines that it is required to withhold state or Federal income tax or FICA tax as a result of the exercise of the Option, as a condition to the exercise of the Option, the Optionee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

          8. Legality of Issuance. No shares of Stock shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

               a) It and the Optionee have taken all actions required to register the shares of Stock under the Securities Act of 1933, as amended (the "Securities Act"), or to perfect an exemption from the registration requirements thereof;

               b) Any applicable listing requirements of any stock exchange on which the Stock is listed have been satisfied; and

               c) Any other applicable provision of state or Federal law has been satisfied.

          9. Securities Law Restriction on Transfers. The shares of Stock acquired pursuant to the exercise of the Option may not be sold or otherwise disposed of except as otherwise provided in Sections 8, 9 or 10 of the Plan. In addition, and regardless of whether the offering and sale of shares of Stock under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of shares of Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee represents and agrees that the shares of Stock to be acquired pursuant to the exercise of an Option hereunder shall be acquired for investment, and not with a view to the sale or distribution thereof. Stock certificates evidencing shares of Stock acquired under the Plan pursuant to an unregistered transaction shall bear the following or a similar restrictive legend as required or deemed advisable under the provisions of any applicable law:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITES ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."

          10. Other Restrictions. The shares of Stock acquired pursuant to the exercise of the Option are further subject to additional transfer restrictions pursuant to amended Section 8 of the Plan and to a right of first refusal pursuant to Section 10 of the Plan. Stock certificates evidencing shares of Stock acquired under the Plan shall also bear the following or a similar restrictive legend:

                    "ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUJBECT TO, THE TERMS AND PROVISIONS OF THE FIRST BANKING CENTER, INC 1994 INCENTIVE STOCK PLAN, (AS AMENDED) A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THIS PLAN."

          11. Shareholder Approval. The Plan was approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation at the annual meeting of the shareholders held on April 11, 1995 and amended with the required approval of the shareholders at the annual meeting held on April 20, 1999 and April 17th, 2001.

          12. Removal of Legends. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.


          13. No Right to Continued Employment. This grant shall not confer upon the Optionee any right with respect to continuance of employment by, or a position as a director of, the Corporation or any Subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate such employment or position at any time.

          14.  Miscellaneous.


               a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.

               b) Assignment. Except as specifically provided herein or in the Plan, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by either of the parties hereto, without the prior written consent of the other party, and any attempted assignment without such written consent shall be null and void and without legal effect. Subject to the foregoing sentence, this Agreement shall be binding upon and insure the benefit of the respective parties hereto and their permitted successors and assigns.

               c) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.

               d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               e) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.


          15.  Change in Control

               (a)  For purposes of this Agreement,  a "Change in control" shall
                    mean  and   include

               (b) any transaction or series of transactions pursuant to which any person (as defined in Section 3 (a) (9) and 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), acting directly or indirectly, acquires or becomes the beneficial owner (as defined in rule 13(d)-3 promulgated pursuant to the Exchange Act) of twenty-five percent (25%) or more of the outstanding stock or substantially all of the assets of the Corporation or any of its subsidiaries, or pursuant to which the corporation or any of its subsidiaries shall merge, consolidate or liquidate with or into another corporation or business entity. For purposes of this Section 15, a "Change in Control" shall occur upon the earlier of i) the execution of any legally binding agreement or other document of any nature (including without limitation a stock purchase agreement, merger or consolidation agreement, plan of liquidation, asset purchase agreement) which will result in such acquisition, ownership, merger, consolidation or liquidation or (ii) the consummation of the aforedescribed events. "Change in Control" shall not refer to or include any transaction involving only entities controlled directly or indirectly by the Corporation.(b) Following a change in control, the Options granted pursuant to this Agreement shall become immediately exercisable in full, to the extent that the Options had not theretofore become exercisable, notwithstanding the provisions of Section 3 or any other provisions of this Agreement.


     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

                                                      FIRST BANKING CENTER, INC.

                                                  By: __________________________
                                                                           Title

                                                Attest _________________________


     The undersigned Optionee hereby accepts the Option granted hereunder and designates ______________________ as the beneficiary to whom the Option may be transferred in the event of my death. I understand that the foregoing designation may be revoked by me in writing at any time and that if no designation is in effect at the time of my death the Option shall be transferred to my estate.

                                                     ---------------------------
                                                                        Optionee

                           FIRST BANKING CENTER, INC.
                            (a Wisconsin corporation)

                           1994 Incentive Stock Plan
                             Stock Option Agreement

Optionee:

Date of Grant:

Number of Shares:

Exercise Price Per Share

Expiration Date:

     First Banking Center, Inc. and the above-named Optionee hereby agree as follows:

          1. Grant of Stock Options. In consideration of the continued employment of the Optionee or the Optionee's service as a director, First Banking Center, Inc., a Wisconsin corporation (hereinafter called the "Corporation"), grants to the Optionee the option (the "Option)) to purchase the number of shares of Common Stock, $1.00 par value per share, of the Corporation, set forth above for an amount equal to the Exercise Prices per Share, set forth above, all on the terms and conditions hereinafter stated.

          2. Plan. The Option is granted under and pursuant to the First Banking Center, Inc 1994 Incentive Stock Plan for key employees and non-employee directors of the Corporation and its Subsidiaries adopted August 8, 1994 as amended on April 20th,
               1998 and April 17th, 2001 (herein called the "Plan") and is subject to each and all of the provisions thereof, a copy of which Plan has previously been furnished or made available to the optionee. All capitalized terms not otherwise defined therein shall have the meanings assigned to such terms in the Plan.

          3. Exercise of Option. Subject to the conditions stated herein, the right to exercise the Option shall accrue as to one third (1/3) of the shares on the first anniversary of the date of grant, as to another one third (1/3) of the shares on the second anniversary of the date of the grant, and as to the remaining shares on the third anniversary of the date of the grant. No partial exercise of the Option may be for less than twenty-five
               (25) share lots or multiples thereof.

                         In the event that the  Optionee's  employment  with, or
                    position as a director of, the Corporation or a Subsidiary terminates by reason of death or the attainment of age 65, the option shall become immediately exercisable in full to the extent that the Option had not therefore become exercisable. In the event that the Optionee's employment with, or position as a director of, the Corporation or a Subsidiary terminates for any reason other than death or the attainment of age 65, prior to the date on which the Option becomes fully exercisable, the Optionee's right to exercise the Option granted hereunder shall be forfeited to the extent it was not exercisable on the date of such termination.

          4. Term of Option. The term of this Option shall expire ten (10) years from the date of grant or three (3) months after the termination of the Optionee's employment with, or position as a director of, the Corporation or its Subsidiaries, whichever occurs first, subject to the following provisions:

               a) If the termination of employment or position as a director is caused by the Optionee's death, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionees death by the Optionee's executors or administrators or by any person or persons who shall have acquired the Option directly from the Optionee by will, by the laws of descent and distribution or as the result of any beneficiary designation made pursuant to Section 11 of the Plan; and

               b) If the termination of the Optionee's employment or position as a director is caused by the Optionee's disability, this Option may be exercised in full, to the extent it had not previously been exercised, within twelve (12) months after the Optionee's disability by the Optionee or the Optionee's guardian or other legal representative.

     Notwithstanding any other provision of this Agreement to the contrary, this Option shall not be exercisable after ten (10) years from the date of grant.

          5. Notice of Exercise of Option. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Corporation at 400 Milwaukee Avenue, PO Box 660, Burlington, Wisconsin 53105, Attention: Corporate Secretary, specifying the election to exercise the Option, the number of shares of Stock in respect of which it is being exercised and the form of payment and the number of shares, it any, to be surrendered as part of the Exercise Price. The Optionee or the
               Optionee's representative shall deliver to the Corporate Secretary, at the time of giving such notice payment in a form that conforms to the requirements of Section 6 hereof for the full amount of the Exercise Price of the Shares of Stock as to which this Option is exercised.


     The notice shall be signed by the person or persons exercising this Option, and in the event this Option is being exercised by the representative of the Optionee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No share of stock shall be issued until payment therefore has been made. The Corporation shall thereafter cause to be a issued a certificate or certificates for the shares of Stock as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option, and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

          6. Payment for Stock. At the time of giving notice of exercise pursuant to Section 5 hereof, the Optionee or the Optionee's representative shall deliver to the Corporate Secretary payment for the amount of the Exercise Price of the shares of Stock as to which the Option is being exercised in United States dollars, by cash or check.

          7. Withholding Tax. In the event the Corporation determines that it is required to withhold state or Federal income tax or FICA tax as a result of the exercise of the Option, as a condition to the exercise of the Option, the Optionee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

          8. Legality of Issuance. No shares of Stock shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

               a) It and the Optionee have taken all actions required to register the shares of Stock under the Securities Act of 1933, as amended (the "Securities Act"), or to perfect an exemption from the registration requirements thereof;

               b) Any applicable listing requirements of any stock exchange on which the Stock is listed have been satisfied; and

               c) Any other applicable provision of state or Federal law has been satisfied.

          9. Securities Law Restriction on Transfers. The shares of Stock acquired pursuant to the exercise of the Option may not be sold or otherwise disposed of except as otherwise provided in Sections 8, 9 or 10 of the Plan. In addition, and regardless of whether the offering and sale of shares of Stock under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of shares of Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee represents and agrees that the shares of Stock to be acquired pursuant to the exercise of an Option hereunder shall be acquired for investment, and not with a view to the sale or distribution thereof. Stock certificates evidencing shares of Stock acquired under the Plan pursuant to an unregistered transaction shall bear the following or a similar restrictive legend as required or deemed advisable under the provisions of any applicable law:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITES ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."

          10. Other Restrictions. The shares of Stock acquired pursuant to the exercise of the Option are further subject to additional transfer restrictions pursuant to amended Section 8 of the Plan and to a right of first refusal pursuant to Section 10 of the Plan. Stock certificates evidencing shares of Stock acquired under the Plan shall also bear the following or a similar restrictive legend:

                    "ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUJBECT TO, THE TERMS AND PROVISIONS OF THE FIRST BANKING CENTER, INC 1994 INCENTIVE STOCK PLAN, (AS AMENDED) A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THIS PLAN."

          11. Shareholder Approval. The Plan was approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation at the annual meeting of the shareholders held on April 11, 1995 and amended with the required approval of the shareholders at the annual meeting held on April 20, 1999 and April 17th, 2001

          12. Removal of Legends. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.

          13. No Right to Continued Employment. This grant shall not confer upon the Optionee any right with respect to continuance of employment by, or a position as a director of, the Corporation or any Subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate such employment or position at any time.

          14.  Miscellaneous.

               a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.


               b) Assignment. Except as specifically provided herein or in the Plan, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by either of the parties hereto, without the prior written consent of the other party, and any attempted assignment without such written consent shall be null and void and without legal effect. Subject to the foregoing sentence, this Agreement shall be binding upon and insure the benefit of the respective parties hereto and their permitted successors and assigns.

                    c) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.

                    d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    e) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          15.  Change in Control

                    (a) For purposes of this Agreement, a "Change in control" shall mean and include any transaction or series of transactions pursuant to which any person (as defined in Section 3 (a) (9) and 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), acting directly or indirectly, acquires or becomes the beneficial owner (as defined in rule 13(d)-3 promulgated pursuant to the Exchange Act) of twenty-five percent (25%) or more of the outstanding stock or substantially all of the assets of the Corporation or any of its subsidiaries, or pursuant to which the corporation or any of its subsidiaries shall merge, consolidate or liquidate with or into another corporation or business entity. For purposes of this
                         Section 15, a "Change in Control" shall occur upon the earlier of i) the execution of any legally binding agreement or other document of any nature (including without limitation a stock purchase agreement, merger or consolidation agreement, plan of liquidation, asset purchase agreement) which will result in such acquisition, ownership, merger, consolidation or liquidation or (ii) the consummation of the aforedescribed events. "Change in Control" shall not refer to or include any transaction involving only entities controlled directly or indirectly by the Corporation.

                    (b) Following a change in control, the Options granted pursuant to this Agreement shall become immediately exercisable in full, to the extent that the Options had not theretofore become exercisable, notwithstanding the provisions of Section 3 or any other provisions of this Agreement.


                                                      FIRST BANKING CENTER, INC.

                                                  By: __________________________
                                                                           Title

                                                Attest _________________________




     The undersigned Optionee hereby accepts the Option granted hereunder and designates ______________________ as the beneficiary to whom the Option may be transferred in the event of my death. I understand that the foregoing designation may be revoked by me in writing at any time and that if no designation is in effect at the time of my death the Option shall be transferred to my estate.


                                                     ---------------------------
                                                                        Optionee

                                    EXHIBIT 5

                        OPINOIN OF DAVIS & KUELTHAU, S.C.

Milwaukee
   o
Madison
   o
Oshkosh
   o                                            111 E. Kilbourn Ave., Suite 1400
Green Bay                                               Milwaukee, WI 53202-6613
   o                                                   Direct Dial: 414-225-1409
Sheboygan                                               Direct Fax: 414-278-3609
   o                                                   Email: em@dkattorneys.com
Elm Grove

                                November 15, 2001

                                                                  EXHIBIT 5
Board of Directors
First Banking Center, Inc.
567 Broad Street
P. O. Box 970
Lake Geneva, WI 53147-0970

     Re: First Banking Center, Inc. - Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to First Banking Center, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 277,287 shares of its Common Stock, par value $1.00 per share (the "Shares"), for its 1994 Incentive Stock Plan.

     As such counsel, we have reviewed the original or copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes, and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements of officers and representatives of the Company and others.

     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the Shares have been duly authorized, and (ii) when issued, delivered and paid for in accordance with the applicable plan referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable, except to the extent that such Shares may be subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We express no opinion with respect to laws other than those of the State of Wisconsin and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Board of Directors
November 15, 2001
Page 2


     We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to its use as part of the Registration Statement.

     We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.


                                                     Very truly yours,



                                                     /s/ Davis & Kuelthau, s.c.
                                                     DAVIS & KUELTHAU, s.c.
EM/rb

                                  EXHIBIT 23.2

                       CONSENT OF McGLADREY & PULLEN, LLP.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 filed by First Banking Center, Inc. pertaining to the 1994 Incentive Stock Plan of our report dated March 12, 2001, on our audit of the consolidated balance sheets of First Banking Center, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the year ending December 31, 2000, included in the Annual Report on Form 10-K for the year ended December 31, 2000.






/S/ McGLADREY & PULLEN, LLP
Madsion, Wisconsin
November 12, 2001

                                   EXHIBIT 24

                               POWERS OF ATTORNEY

                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                         /s/ Melvin W.Wendt
                                                         Melvin W. Wendt
                                                         Director

                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                          /s/ John S. Smith
                                                          John S. Smith
                                                          Director

                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                       /s/ Richard McKinney
                                                       Richard McKinney
                                                       Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                           /s/ Keith Blumer
                                                           Keith Blumer
                                                           Director

                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                          /s/ David Boilini
                                                          David Boilini
                                                          Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                         /s/John M. Ernster
                                                         John  M. Ernster
                                                         Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                            /s/Robert Fait
                                                            Robert Fait
                                                            Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                     /s/ Daniel T. Jacobson
                                                     Daniel T. Jacobson
                                                     Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                       /s/Thomas Laken, Jr.
                                                       Thomas Laken, Jr.
                                                       Director

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                         /s/ James Schuster
                                                         James Schuster
                                                         Chief Financial Officer

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned  Director  of First
Banking Center, Inc., a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-8, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's 1994 Incentive Stock Plan, hereby constitutes and appoints Brantly Chappell, his true and lawful attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of November, 2001.




                                                  /s/ Charles R. Wellington
                                                  Charles R. Wellington
                                                  Director